EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of UTi Worldwide Inc. and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: October 17, 2012

P2 CAPITAL MASTER FUND I, L.P.	P2 CAPITAL MASTER FUND V, L.P.

By:	P2 Capital Partners, LLC,	By:	P2 Capital Partners, LLC,
as Investment Manager	as Investment Manager

By:	/s/ Claus Moller	By:	/s/ Claus Moller
Name: Claus Moller	Name: Claus Moller
Title: Managing Member	Title: Managing Member

P2 CAPITAL MASTER FUND VI, L.P.	P2 CAPITAL MASTER FUND VIII, LLC

By:	P2 Capital Partners, LLC,	By:	P2 Capital Partners, LLC,
as Investment Manager	as Investment Manager

By:	/s/ Claus Moller	By:	/s/ Claus Moller
Name: Claus Moller	Name: Claus Moller
Title: Managing Member	Title: Managing Member

P2 CAPITAL PARTNERS, LLC
CLAUS J. MOLLER
By:	/s/ Claus Moller
Name: Claus Moller	/s/ Claus Moller
Title: Managing Member

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Schedule I

TRANSACTIONS IN THE PAST SIXTY DAYS BY THE REPORTING PERSONS

The following table sets forth all transactions with respect to Shares of the Issuer’s Common Stock effected during the past sixty (60) days by any of the Reporting Persons.  The transactions occurred on the open market and the reported price per share excludes brokerage commissions.

Shares Purchased/(Sold) by Manager on behalf of Master Fund I

Number of Shares Purchased/Sold	Price Per Share	Date
(151,559)	$14.5500	9/6/12
30,873	$13.7773	9/24/12
12,939	$13.8837	9/25/12

Shares Purchased/(Sold) by Manager on behalf of Master Fund VI

Number of Shares Purchased/Sold	Price Per Share	Date
151,559	$14.5500	9/6/12
64,127	$13.7773	9/24/12
27,061	$13.8837	9/25/12

Shares Purchased/(Sold) by Manager on behalf of Master Fund VIII

Number of Shares Purchased/Sold	Price Per Share	Date
1,400,470	$13.6229	10/8/12
670,000	$13.8700	10/9/12
639,633	$13.9377	10/10/12
134,421	$13.8143	10/11/12
400,000	$13.8862	10/12/12
150,000	$13.8173	10/15/12
60,000	$13.5248	10/16/12
50,000	$13.5668	10/17/12

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